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                                                                    EXHIBIT 23.2



10 March 1997




The Directors
Intelligent Systems Corporation
4355 Shackleford Road
Norcross
GA  30093
USA

Dear Sirs

INTERQUAD SERVICES LIMITED

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K for the fiscal year ended December 31, 1996 into Intelligent Systems Corporation's previously filed Registration Statement on Form S-8 (File No. 33-99432).

Yours faithfully



Morley & Scott